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                                                                   Exhibit 10.92
                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2

                         NON-EXCLUSIVE LICENSE AGREEMENT

       THIS NON-EXCLUSIVE LICENSE AGREEMENT (the "Agreement") is entered into as of August 17, 2001 (the "Effective Date"), by and between EPIMMUNE INC., a corporation organized under the laws of the State of Delaware, having offices at 5820 Nancy Ridge Drive, San Diego, California 92121 ("Epimmune"), and BIOSITE INCORPORATED, a company organized under the laws of the State of Delaware, having offices at 11030 Roselle Street, Suite D, San Diego, California 92121 ("Biosite"). Epimmune and Biosite may each be referred to herein individually as a "Party" and collectively as the "Parties."

       WHEREAS, Epimmune has developed and owns the PADRE(R) (defined below) technology; and

       WHEREAS, Biosite wishes to obtain, and Epimmune is willing to grant, a non-exclusive license under the Licensed Technology (as defined below) on the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

       1.1 "AFFILIATE" shall mean any corporation or other entity which controls, is controlled by, or is under common control with, another corporation or entity. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting securities or other ownership interest of the other corporation or entity.

       1.2 "CONFIDENTIAL INFORMATION" shall mean any confidential or proprietary information of a Party or its Affiliate, including information related to the Licensed Technology, and any other information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such Party or its Affiliate, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form, including, without limitation, trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, biological materials, marketing plans, strategies, forecasts and customer and contact lists; in each case which is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party.

       1.3 "CONTROL" shall mean possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

       1.4 "FIELD" shall mean [...***...].

       1.5 "KNOW-HOW" shall mean all inventions, discoveries, materials, technology, trade secrets, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, or other know-how, whether or not patentable, which (i) are Controlled by Epimmune as of the Effective Date or during the Term, (ii) are not generally known, and (iii) relate to PADRE(R), its manufacture or use, or PADRE(R) Improvements (defined in Section 5.1(b)).

       1.6 "LICENSED TECHNOLOGY" shall mean, to the extent necessary or useful for research, development, manufacture, use, sale or import of Products, all Patent Rights and Know-How.

       1.7 "PADRE(R)" shall mean a peptide capable of binding antigen binding sites on major histocompatibility complex (MHC) molecules encoded by substantially all alleles of a DR locus, including, without


                                               *CONFIDENTIAL TREATMENT REQUESTED
limitation, a composition comprising a peptide recited in the claims of United States Patent Application Serial No. 08/121,101 filed September 14, 1993 and any patent applications, U.S., international and foreign, that derive priority from such patent application, such as continuing applications (including, without limitation, any continuations, continuations-in-part or divisionals thereof) and any patents issuing therefrom. Such peptides are also referred to as pan DR binding peptides and include, without limitation, AKXVAAWTLKAAA (using the single letter designation for amino acids), wherein X is cyclohexylalanine or phenylalanine, and other peptides claimed and/or disclosed in the patent applications described in this Section 1.7.

       1.8 "PADRE(R) CONSTRUCT" shall mean any biological construct comprised of PADRE(R) fused or linked to another molecule or complex of molecules or DNA encoding PADRE(R) fused to DNA encoding a polypeptide.

       1.9 "PATENT RIGHTS" shall mean all patents and patent applications, including provisional applications, and all patents issuing thereon (including utility, model and design patents and certificates of invention), together with all reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, continued prosecution applications, requests for continued examination, substitutions, additions, extensions or restorations (by existing or future extension or restoration mechanisms, including, without limitation, supplemental protection certificates), registrations, confirmations, reexaminations and foreign counterparts of any of the foregoing, which (i) are Controlled by Epimmune as of the Effective Date or during the Term, and (ii) relate to PADRE(R) or PADRE(R) Improvements (defined in Section 5.1(b)) including, without limitation, the patents and patent applications listed on Appendix I.

       1.10 "PRODUCT" shall mean any product, other than a vaccine, comprising or derived directly or indirectly from an antibody or a fragment thereof that is induced by immunization of animals with an antigen formulated with or comprised of a PADRE(R) Construct.

       1.11 "SUBLICENSEE" shall mean any Affiliate of Biosite or any Third Party to which Biosite has granted a sublicense pursuant to Section 2.2.

       1.12 "THIRD PARTY" shall mean any entity other than Epimmune or Biosite or an Affiliate of Epimmune or Biosite.

                                    ARTICLE 2

                                GRANT OF LICENSE

       2.1 LICENSE. Subject to the terms and conditions of this Agreement, Epimmune hereby grants to Biosite a non-exclusive, non-transferable (except in accordance with Section 8.1), irrevocable (except in accordance with Section 7.2), [...***...], worldwide license, with the right to grant sublicenses in accordance with Section 2.2, under the Licensed Technology: (i) to make, have made and use PADRE(R) as part of a PADRE(R) Construct solely for the purpose of generating antibodies in connection with the research and development of Products for use in the Field, and (ii) to make, have made, use, offer for sale, sell, have sold and import Products for use in the Field. Nothing herein shall be construed as granting Biosite the right to use, sell, have sold, make, have made, import or otherwise transfer or commercialize: (i) PADRE(R) as a component of any pharmaceutical product, or (ii) any therapeutic vaccines or prophylactic vaccines using PADRE(R).

       2.2 SUBLICENSING RIGHTS.

              (a) Biosite shall have the right to grant sublicenses under the rights granted in Section 2.1(i) solely to its Affiliates. Biosite may not sublicense such rights to any Third Party, provided, however, that Biosite may permit collaborators of Biosite to prepare immunogens and/or conduct immunizations using PADRE(R) Constructs, and to transfer such immunogens or immunized animals or tissues or RNA extracted therefrom to Biosite for use to generate antibodies in connection with the research and development off Products for use in the Field. Biosite shall have the right to grant sublicenses under the rights granted to it under Section 2.1(ii) to its Affiliates or to any Third Party to which Biosite licenses rights to or transfers one or more Products, subject to the


                                               *CONFIDENTIAL TREATMENT REQUESTED


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

terms and conditions of this Agreement. Biosite shall provide written notice to Epimmune of any such sublicense within thirty (30) days after execution thereof.

              (b) Any sublicense granted by Biosite under this Agreement shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement. Biosite shall notify any Sublicensee of all rights and obligations of Biosite under this Agreement applicable to such Sublicensee, including, without limitation, Article 4.

              (c) If this Agreement terminates for any reason, any Sublicensee shall automatically become a direct licensee of Epimmune with respect to the rights originally sublicensed to it by Biosite, provided such Sublicensee did not cause the termination of this Agreement and such Sublicensee agrees to comply with all of the terms of this Agreement and assume the responsibilities of Biosite hereunder, including, without limitation, the making of payments and reports directly to Epimmune and the remedying of any breach by Biosite of this Agreement, to the extent reasonably practicable.

       2.3 DISCLOSURE OF LICENSED TECHNOLOGY. Within [...***...], Epimmune shall disclose and transfer to Biosite all Know-How in existence as of [...***...], and the practice thereof in accordance with the license granted under Section 2.1.

       2.4 [...***...]

                                    ARTICLE 3

                               PAYMENT OBLIGATIONS

       3.1 LICENSE FEE. In consideration for the license granted hereunder, Biosite agrees to pay to Epimmune [...***...].

       3.2 LATE PAYMENT. In the event that any payment of the license fee under
Section 3.1, or part thereof, is not made when due, the payment, or part thereof, shall accrue interest from the date due at the rate of [...***...]; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit Epimmune from exercising any other rights it may have as a consequence of the lateness of such payment.

                                    ARTICLE 4

                                 CONFIDENTIALITY

       4.1 CONFIDENTIALITY. During the Term and for a period of [...***...] thereafter, Epimmune will maintain in confidence all Confidential Information disclosed by Biosite or its Affiliates hereunder, and Biosite will maintain in confidence all Confidential Information disclosed by Epimmune or its Affiliates hereunder. Neither Party will use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the disclosing Party will obtain prior agreement from its employees, agents, consultants and Sublicensees to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect its own Confidential Information to obligate such employees, agents, consultants and Sublicensees not to disclose or make any unauthorized use of such Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

       4.2 EXCEPTIONS. The obligations of confidentiality contained in Section
4.1 will not apply to the extent that it can be established by the receiving Party by competent written proof that such Confidential Information:

              (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving


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Party, generally known or available to the public;

              (b) is known by the receiving Party at the time of receiving such information or is developed by receiving Party thereafter in the course of work entirely independent of and without reference to any Confidential Information disclosed by the disclosing Party, in each case, as evidenced by its records; or

              (c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure, which Third Party is not under an obligation of confidentiality to the disclosing Party.

       4.3 AUTHORIZED DISCLOSURE. Each Party may disclose the Confidential Information of the other Party to the extent such disclosure (a) is the subject of a written permission to disclose provided by such other Party, or (b) is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation or complying with applicable governmental regulations, including, but not limited to the conduct by Biosite of any clinical trials or registration of any Product, provided that if such Party is required to make any such disclosure of such Confidential Information it will give reasonable advance notice to the other Party of such disclosure requirement with an opportunity to review and revise the proposed disclosure and, except to the extent inappropriate in the case of patent applications, will use reasonable efforts to secure confidential treatment of such information required to be disclosed.

       4.4 PRESS RELEASE. Except as otherwise provided in Section 4.3 above, neither party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party. Notwithstanding the foregoing, the Parties agree that a press release announcing the matters covered by this Agreement in substantially the form attached hereto as Appendix II will be issued, and either Party may publicize the existence and general subject matter of this Agreement consistent with such press release without the other Party's approval.

                                    ARTICLE 5

                          INTELLECTUAL PROPERTY RIGHTS

       5.1 OWNERSHIP OF INVENTIONS.

              (a) Inventorship of inventions shall be determined in accordance with the rules of inventorship under United States patent law.

              (b) Epimmune shall have sole ownership of all inventions, discoveries, developments and improvements made, conceived or reduced to practice in the course of activities conducted under this Agreement solely pertaining to PADRE(R) or its manufacture or use, regardless of whether made solely by employees and agents of Epimmune, solely by employees or agents of Biosite or jointly by employees or agents of Epimmune and employees or agents of Biosite ("PADRE(R) Improvements"), and all patent applications, patents and other intellectual property rights directed to such PADRE(R) Improvements. Biosite hereby irrevocably assigns to Epimmune all right, title and interest in and to any such PADRE(R) Improvements and all patent applications, patents and all other intellectual property rights directed to such PADRE(R) Improvements. In the event that Biosite is legally unable to assign such rights to Epimmune, then Biosite agrees either to waive the enforcement of such rights against Epimmune and any sublicensees and assignees, or to grant Epimmune an exclusive, irrevocable, perpetual, worldwide, fully-paid license, with right to sublicense through multiple tiers of sublicense, to such rights.

              (c) Except as provided in Section 5.1(b), ownership of all inventions, discoveries, developments and improvements conceived or reduced to practice in the course of activities conducted under this Agreement, and all patent applications, patents and other intellectual property rights directed to such inventions, discoveries, developments and improvements, shall be determined in accordance with inventorship (i.e., a Party shall solely own all such inventions, discoveries, developments and improvements made solely by its employees or agents, and the Parties shall jointly own all such inventions, discoveries, developments and improvements made jointly by their respective employees or agents). Each party shall have the right, subject to the provisions of this

Agreement, to freely exploit, transfer, license or encumber its rights in any jointly owned invention, discovery, development or improvement (or the patent and other intellectual property rights therein) without the consent of, or compensation or accounting to, the other party.

       5.2 FILING, PROSECUTION AND MAINTENANCE OF PATENTS AND PATENT APPLICATIONS. Epimmune shall have the sole right to control the filing, prosecution and maintenance of, all patent applications and patents included in the Patent Rights, at Epimmune's expense. Epimmune shall keep Biosite advised of the status of the actual and prospective patent filings included in the Patent Rights, including, without limitation, the filing of any patent application or grant of any patent, and Epimmune shall allow Biosite to provide input related to any patent application included in the Patent Rights that is relevant to any Product. As between the Parties, the Party that owns any patent applications and patents arising in the course of activities conducted under this Agreement shall have the sole right, at its own expense, to control, and the other Party shall reasonably cooperate with such Party to facilitate, the filing, prosecution and maintenance of such patent applications and patents. With respect to joint patent applications or patents arising in the course of activities conducted under this Agreement, if any, the Parties will share equally the control of and expenses associated with the filing, prosecution and maintenance of such joint patent applications or patents, unless a party disclaims ownership of any such joint patent application or patent, in which case such party shall assign to the other party all its right, title and interest in and to any such joint patent application or patent, and such other party shall have the sole right to control, file, prosecute and maintain any such joint patent application or patent, in its sole discretion and at its sole expense.

       5.3 INFRINGEMENT ACTIONS.

              (a) Epimmune shall have the sole right, at its discretion, to prosecute any and all infringements of any Patent Rights, whether inside or outside the Field.

              (b) Biosite shall have the first right, in its sole discretion to control at its own expense the defense of all charges of infringement by any Third Party arising as a result of the development, manufacture, use or sale of any Product by Biosite or any of its Sublicensees. Epimmune shall have the right to be represented by counsel of its own selection, at its own expense, and shall cooperate fully in the defense of such suit and furnish to Biosite all evidence and assistance in its control. If Biosite declines to bring such action or proceeding, then Epimmune shall have the right, at its discretion, to control at its own expense the defense of such charges of infringement, and Biosite shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

              (c) The party controlling the suit under Section 5.3(c) may not settle the suit or otherwise consent to an adverse judgment in such suit, if such settlement or judgment would diminish the rights or interests of the non-controlling party, without the prior written consent of the non-controlling party, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE 6

                     REPRESENTATIONS; WARRANTIES; COVENANTS

       6.1 CORPORATE POWER. Each Party hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

       6.2 DUE AUTHORIZATION. Each Party hereby represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

       6.3 BINDING AGREEMENT. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.


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

       6.4 EXISTING RIGHTS. Epimmune represents and warrants that, as of the Effective Date, the Patent Rights are existing and, to the best of its knowledge, are not invalid or unenforceable, in whole or in part.

       6.5 RIGHT AND TITLE. Epimmune represents and warrants that, as of the Effective Date, to the best of its knowledge, it owns the sole right, title and interest in and to the Licensed Technology.

       6.6 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO ANY OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

       6.7 GOVERNMENTAL APPROVALS; COMPLIANCE WITH APPLICABLE LAWS. Biosite shall be responsible for obtaining all necessary governmental approvals for the conduct of any research and development of Products, including the conduct of any clinical trials, at Biosite's expense. Biosite shall conduct such activities in compliance with all applicable laws and regulations.

       6.8 INDEMNIFICATION.

              (a) Biosite hereby agrees to save, defend, indemnify and hold harmless Epimmune and its officers, directors, employees, consultants and agents from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys' fees ("Losses"), to which any of them may become subject as a result of any claim, demand, action or proceeding by any Third Party to the extent such Losses arise out of (i) the research, development, manufacture, use or sale by Biosite or its Sublicensees of Products, (ii) the conduct of any research and development by Biosite or its Sublicensees, including, without limitation, clinical trials, conducted with respect to the Products, (iii) a breach by Biosite of any of its representations and warranties contained in this Article 6, (iv) any material breach by Biosite of this Agreement, (v) any Product, or (vi) the gross negligence or willful misconduct of Biosite or its Affiliates or Sublicensees in performance of this Agreement, except to the extent such Losses result from the negligence or willful misconduct of Epimmune. In the event a party entitled to indemnification under this Section 6.8(a) seeks indemnification hereunder, it shall inform Biosite of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit Biosite to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of Biosite) in the defense of the claim.

              (b) Epimmune hereby agrees to save, defend, indemnify and hold harmless Biosite and its respective officers, directors, employees, consultants and agents from and against any and all Losses to which any of them may become subject as a result of any claim, demand, action or proceeding by any Third Party to the extent such Losses arise out of (i) a breach by Epimmune of any of its representations and warranties contained in this Article 6, (ii) any material breach by Epimmune of this Agreement, or (iii) the gross negligence or willful misconduct of Epimmune or its Affiliates in performance of this Agreement, except to the extent such Losses result from the negligence or willful misconduct of Biosite. In the event a Party entitled to indemnification under this Section 6.8(b) seeks indemnification hereunder, it shall inform Epimmune of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit Epimmune to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of Epimmune) in the defense of the claim.

                                    ARTICLE 7

                                TERM; TERMINATION

              7.1 TERM. This Agreement shall commence as of the Effective Date and shall continue indefinitely, unless terminated as provided herein (the "Term").

              7.2 TERMINATION. Biosite may terminate this Agreement at any time by written notice to Epimmune. Epimmune may terminate this Agreement prior to the expiration of the Term only if Biosite fails to make payment


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when due under Section 3.1, and such breach is not cured within [...***...]
after Epimmune provides Biosite with written notice thereof.

       7.3 BANKRUPTCY. In the event bankruptcy proceedings are instituted against Epimmune or on Epimmune's behalf, then the Parties hereby acknowledge and agree that Biosite may elect to retain its rights under this Agreement as provided in 11 U.S.C. Section 365(n).

       7.4 EFFECT OF TERMINATION. Upon termination of this Agreement, all rights under the Licensed Technology shall revert to Epimmune; provided, however, that Biosite and its Sublicensees shall have the right to sell their inventory of Products then on hand. Within thirty (30) days following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 2.4, 6.6, 6.8 and 7.3 and Articles 1, 4, 5, and 8 shall survive termination or expiration of this Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

       8.1 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party's consent (a) with respect to Epimmune, in connection with the transfer or sale to a Third Party of all or substantially all of the business of Epimmune to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise, (b) with respect to Biosite, in connection with the transfer or sale to a Third Party of all or substantially all of the business of Biosite related to commercial in vitro diagnostic products to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise, or (c) to any Affiliate. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

       8.2 FORCE MAJEURE. No Party shall be held liable or responsible to any other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, power outages, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or any other Party to this Agreement.

       8.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced solely and exclusively in accordance with, the laws of the State of California, U.S.A., without regard to its choice of law provisions.

       8.4 LIMITATION OF LIABILITY. EXCEPT (A) TO THE EXTENT ANY AMOUNTS PAYABLE UNDER ARTICLE 3 CONSTITUTE PROFIT, (B) FOR LIABILITY FOR BREACH OF ARTICLE 4 OR
(C) FOR ANY CLAIM (OUTSIDE OF THE SCOPE OF THIS AGREEMENT) OF INFRINGEMENT OF THE LICENSED TECHNOLOGY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS ON DAMAGES SET FORTH IN THIS SECTION 8.4 SHALL IN NO WAY LIMIT A PARTY'S OBLIGATIONS TO MAKE INDEMNIFICATION PAYMENTS UNDER
SECTION 6.8.

       8.5 WAIVER. Except as specifically provided for herein, the waiver from time to time by a Party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such Party's rights or remedies provided under this Agreement.


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       8.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       8.7 INDEPENDENT CONTRACTORS. It is expressly agreed that Epimmune and Biosite shall be independent contractors and that the relationship among them shall not constitute a partnership, joint venture or agency of any kind. No Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on any other Party, without the prior written consent of such other Party.

       8.8 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given upon the date of receipt to the following addresses or facsimile numbers:

       If to Epimmune: EPIMMUNE INC.

       5820 Nancy Ridge Drive
       San Diego, CA  92121
       United States
       Attention: President
       Facsimile: (858) 860-2600

       If to Biosite: BIOSITE INCORPORATED

       11030 Roselle Street, Suite D
       San Diego, California  92121
       Attention: President
       Facsimile: (858) 623-1392

       With a copy to: Gray Cary Ware & Freidenrich LLP

       4365 Executive Drive, Suite 1600
       San Diego, California  92121
       Attention:  Mark R. Wicker
       Facsimile: (858) 677-1477

       Any Party may by like notice specify or change an address to which notices and communications shall thereafter be sent.

       8.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including Appendix I and Appendix II attached hereto) sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof, and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth herein. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of Epimmune and Biosite.

       8.10 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

       8.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, by facsimile, or both, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

EPIMMUNE INC.                           BIOSITE INCORPORATED

By: /s/ Robert De Vaere                 By: /s/ Kim D. Blickenstaff
    -----------------------------           ------------------------------
Name: Robert De Vaere                   Name: Kim D. Blickenstaff
     ----------------------------             ----------------------------
Title:  VP, Finance & CFO               Title: President and CEO
      ---------------------------              ---------------------------


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                                   APPENDIX I

[...***...]


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APPENDIX II

                              FORM OF PRESS RELEASE

[...***...]


                                               *CONFIDENTIAL TREATMENT REQUESTED


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